UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 4, 2011

DOUGLAS DYNAMICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34728	134275891
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7777 North 73rd Street, Milwaukee, Wisconsin 53223

(Address of principal executive offices, including zip code)

(414) 354-2310

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.               Submission of Matters to a Vote of Security Holders.

On May 4, 2011, Douglas Dynamics, Inc. (the “Company”) held its annual meeting of stockholders (the “2011 Annual Meeting”).  As of the March 7, 2011 record date for the determination of the stockholders entitled to notice of, and to vote at, the 2011 Annual Meeting, 21,662,242 shares of the Company’s common stock were outstanding and eligible to vote. A total of 19,445,407 shares were voted in person or by proxy at the 2011 Annual Meeting. The matters that were voted upon at the 2011 Annual Meeting, and the number of votes cast for, against, or withheld, as well as the number of abstentions and broker non-votes as to each such matter, as applicable, are set forth below.

Election of Three Directors to Terms Expiring at the 2014 Annual Meeting of Stockholders

Name of Nominee	Shares Voted For	Shares Withheld	Broker Non-Votes
Jack O. Peiffer	18,380,641	441,875	622,891
James D. Staley	18,752,202	70,314	622,891
Michael W. Wickham	18,382,241	440,275	622,891

Advisory Vote on Approval of the Compensation of the Company’s Named Executive Officers

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes
18,695,041	124,495	2,980	622,891

Advisory Vote on the Frequency of the Advisory Stockholder Vote on Executive Compensation

Votes for 1 Year	Votes for 2 Years	Votes for 3 Years	Abstentions	Broker Non-Votes
17,033,841	4,131	1,781,418	3,125	622,892

In light of the voting results with respect to this proposal, the Company has decided that it will hold an advisory vote on the compensation of its named executive officers every year until the next required advisory vote on the frequency of future advisory votes on executive compensation as required pursuant to Section 14A of the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

Ratification of the Appointment of Ernst & Young LLP as Independent Registered Public Accounting Firm for 2011

Shares Voted For	Shares Voted Against	Abstentions
19,376,622	68,012	733

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 9, 2011

DOUGLAS DYNAMICS, INC.

By:	/s/Robert McCormick
Robert McCormick
Executive Vice President, Chief Financial
Officer and Secretary